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                                                                   EXHIBIT 10.15


                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT made as of the  day of August, 1999.

BETWEEN:

          JAMES ENMAN (hereinafter referred to as the Employee)

                                                            OF THE FIRST PART

          -and-

          THINWEB SOFTWARE INCORPORATED, a company incorporated under the laws of the Province of Nova Scotia (hereinafter referred to as the Company)

                                                            OF THE SECOND PART


          WHEREAS:

     (a) The Company is presently engaged in the business of computer software concentrating on the development of Internet and electronic commerce applications;

     (b) The Company and the Employee have agreed to enter into this Employment Agreement upon the terms and conditions hereafter set out.

NOW THEREFOR IN CONSIDERATION OF the foregoing and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the parties covenant and agree as follows:

                            ARTICLE 1 - EMPLOYMENT

1.1  Term of Agreement

The term of this Agreement shall commence effective on the date of this Agreement and shall continue for an indefinite period or until and if terminated by the Company or the Employee as contemplated herein; provided, however, that the provisions hereof shall survive the termination of this Agreement with respect to the rights and entitlements of the parties hereto which have accrued prior to, or as a consequence of, such termination.

1.2  Survival of Covenants

Notwithstanding Section 1.1, the provisions of Articles 5, 6 and 7 of this Agreement shall survive the termination of this Agreement and shall continue in effect in accordance with the terms thereof.

1.3  Employment and Duties

Subject to the terms of this Agreement, the Employee shall perform the duties as set forth on Schedule A hereto and shall serve the Company and any affiliates of the Company in such capacity or capacities and shall perform such further duties and exercise such powers as may be determined from time to time by the President of the Company; provided however such duties shall be reasonably consistent with the scope and stature of the duties and responsibilities with which the Employee is empowered. The Employee shall:

     (a) devote his/her full time and attention to the business and affairs of the Company;

     (b) perform those duties assigned to them faithfully and diligently and to the best of his/her ability;

     (c) use his/her best efforts to promote the interests and goodwill of the Company and its affiliates; and

     (d) comply with the Company's policies as they are established from time to time.

1.4  Reporting Procedures

The Employee shall be based in Halifax and will report to or at the direction of the President of the Company. The Employee shall report fully on the management, operations and business affairs of the Company advising to the best of his ability and in accordance with reasonable standards on matters that may arise from time to time during the terms of this Agreement.

                     ARTICLE 2 - COMPENSATION AND BENEFITS

2.1  Remuneration and Benefits

The Employee remuneration shall be a base salary of CDN. $100,000 per year (Base Salary) and the benefits contemplated herein. The Base Salary shall be reviewed annually, or more frequently if the Board of Directors of the Company so determine in its absolute discretion. Notwithstanding anything contained herein, the Company shall be under no obligation to increase the Base Salary at the time of any such review. All payments of Base Salary shall be made twice monthly, and all payments made by the Company on account of Base Salary and other remuneration (if any) shall be subject to all required deductions for income tax and other statutory withholdings.

2.2  Benefits

The Employee shall also be entitled to such benefits as are set out in Schedule B hereto. In addition, the Employee shall be entitled to participate in such other benefits as are provided by the Company generally to other employees of the Company. The Employee acknowledges and agrees that the Company has the right to unilaterally revise the terms of any insurance of health benefits package.

2.3  Bonus

Bonuses, if any, to be paid to the Employee and the criteria for determining the same shall be as determined by Board of Directors of the Company.

2.4  Employee Stock Option Plan

The Employee shall be entitled to participate in any employee stock option plan
(ESOP) established by the Company from time to time for the general benefit of employees of the Company at a level that is commensurate with his/her position, provided that the Employee is and remains eligible for such participation in
accordance with the terms and conditions of the ESOP.   We have agreed that you
will be entitled to an option on 350,000 common shares of the Company, or its parent thinWEB.com Corporation, to be issued at such time as the Company's shares become publicly traded, at a strike price equal to the opening price on the first day of trading.

2.5  Vacation

The Employee shall be entitled to four (4) weeks paid vacation per calendar year in accordance with the vacation policies and practices of the Company.

2.6  Business Expenses

The Company shall pay or reimburse the Employee for all reasonable and approved out-of-pocket expenses actually and properly incurred from time to time in connection with carrying out his/her duties hereunder in accordance with the Company's general policies as they may be established or amended form time to time. The Employee shall furnish to the Company an expense statement and invoices or receipts (or such other supporting information as the Company may require) for expenses for which the Employee seeks reimbursement or payment.

                            ARTICLE 3 - TERMINATION

3.1  Termination for Cause

Notwithstanding anything contained in this Agreement, the Company may terminate the employment of the Employee for cause without notice, or any payment in lieu of notice, for Cause, which for the purposes of this Agreement shall be restricted to the following;

     (a) any cause which would entitle the Company at law to terminate the services of the Employee without either notice or pay in lieu of notice, including, without limitation, serious misconduct, habitual neglect of duty, incompetence, conduct incompatible with his/her duties, conduct prejudicial to the Company's business or disobedience to the Company's directions in a matter of substance. The Employee shall first receive written notice from the Company advising of the acts or omissions that constitute the cause of termination of his/her employment with the Company in accordance with this subsection 3.1(a) and the employee shall have a reasonable opportunity to correct the act or omission so complained of, unless they are of such serious nature or so detrimental to the interests of the Company that the Board of Directors of the Company has determined that any opportunity to correct such acts or omissions would not serve the best interests of the Company; or

     (b)  any material breach of this Agreement.

3.2  Termination for Disability/Death

Subject as I hereinafter provided, the Company may terminate the employment of the Employee immediately upon notice to the Employee if the employee becomes permanently disabled; provided however, if such termination would jeopardise the Employee's right to receive long-term disability payment, which she would otherwise receive from the Company's insurers, the Company may terminate the employment of the Employee immediately upon cessation of the Employee's entitlement thereto. The Employee shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Employee, the Employee has been continuously unable or unwilling or has failed to perform his/her duties for one hundred and eighty (180) consecutive days, or if, during any year of the employment period, the Employee has been unable or unwilling or has failed to perform his/her duties for a total of one hundred eighty (180) days, consecutive or not. The term any year of the employment period means any period of twelve (12) consecutive months during the employment period. This Agreement shall, subject to the provisions of Section 1.1, terminate without notice upon the death of the Employee.

3.3  Termination Without Cause

The Company may terminate the employment of the Employee for any other reason not set out in Sections 3.1 and 3.2, on twelve (12) months prior written notice.

3.4  Company's Remedies Not Affected

The Company's right of termination shall be in addition to and shall not affect its other rights and remedies under this Agreement or at law, and such other rights and remedies hereunder or at law shall survive termination of this Agreement and the Employee's employment with the Company.

3.5  Termination by Employee

The Employee may terminate his/her employment with the Company by providing no less than sixty (60) days notice in writing prior to the effective date of the termination of his/her employment. Such notice may be reduced to a shorter term at the option of the Company. Upon giving such notice, the Employee shall forthwith execute and deliver to the Company his/her written resignation from any and all offices of the Company and its affiliates, without claim for compensation for loss of office.

3.6  Payments Due on Termination

Upon termination of the Employee's employment:

     (a) for Cause as defined in Section 3.1, the Employee shall not be entitled to any payment other than compensation earned by the Employee from Base Salary, benefits and entitlement to expense reimbursement with respect to the period ending on the date of termination of employment;

     (b) as a result of the permanent disability or death of the Employee as set forth in Section 3.2, the Employee or his/her estate, as applicable, shall be entitled to receive, within thirty (30) days of the date of such termination, an amount equal to the then applicable Base Salary which would have been earned by the Employee during the succeeding ninety (90) day period following the date of termination of employment; and

     (b) for any reason other than those set forth in Section 3.1, 3.2 or 3.5, the Employee shall be entitled to be paid an amount equal to the Employee's Base Salary for six months and, to the extent reasonably available from the Company's insurers, shall be entitled to continue to participate in the Company's benefit programs to which she was then entitled in each case for the period in respect of which the Employee was entitled to notice of termination of employment, or such portion thereof in respect of which prior notice was not given.

3.7  Timing of Payments

Any payment referred to in subsection 3.6(a) or (C) will be made in instalments, each instalment to be equivalent to the Employee's then current periodic salary and other benefit payments and payable at the same time intervals.

3.8  Deductions

All payments made by the Company as a result of the Employee's termination shall be subject to all required deductions for income tax and other statutory withholdings.

3.9  Payments in Full Settlement

The Employee acknowledges and agrees that the payments pursuant to this Article shall be in full satisfaction of all claims, losses, costs, damages or expenses in connection with the termination of his/her employment, including termination pay and severance pay pursuant to the applicable Labour Standards legislation Code (Nova Scotia) as amended form time to time. Except as otherwise provided in this Article, the Employee shall not be entitled to any further termination payments, damages or compensation whatsoever in connection with the employment of the Employee and the termination thereof. As a condition precedent to any payment pursuant to this Article, the Employee agrees to deliver to the Company, prior to any such payment , a full and final release form all actions or claims in connection with the termination of his/her employment or any losses, costs, damages or expenses resulting therefrom in favour of the Company, its affiliates, subsidiaries, directors, officers, employees and agents, in form satisfactory to the Company.

3.10 Return of Materials

On termination of the Employee's employment for any reason, the Employee shall deliver promptly to the Company all property of the Company and its affiliates in the possession of the Employee or directly or indirectly under his/her control. The Employee agrees not to make reproductions or copies of any such property of the Company and its affiliates for his/her personal or business use or that of any other party.

                 ARTICLE 4 - ACKNOWLEDGEMENTS BY THE EMPLOYEE

4.1  Acknowledgements by Employee

The Employee acknowledges that:
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     (a)  the Company is presently engaged in the development of computer software and the sale of products and services based upon such software, primarily aimed at Internet and electronic commerce applications;

     (b) his/her services to the Company are special and unique and that she has significant responsibilities in connection with the Company, its business and affairs;

     (C) his/her work for the Company gives his/her access to trade secrets of and confidential information concerning the Company and its affiliates (Confidential Information) which Confidential Information includes, without limitation: trade secrets; know-how; marketing plans; cost figures; client lists; names and addresses of suppliers and business contacts; software and operating systems; and information relating to employees and other persons in a contractual relationship with the Company;

     (d)  the business of the Company is national and international in scope;

     (e) a primary purpose of this Agreement is to evidence the agreements between the Employee and the Company contained in Articles 5, 6 and 7 hereof; and

     (f) the agreements contained in Articles 5,6 and 7 hereof are reasonable and essential to protect the business and goodwill of the Company and its business.

4.2  Remedies Available to Company

The Employee acknowledges that a breach by the Employee of the covenants contained in Articles 5, 6 and 7 would result in immediate and irreparable damages to the Company that could not adequately be compensated for by monetary award. Accordingly, it is expressly agreed by the Employee that, in addition to all other remedies available to it, the Company and its affiliates shall be entitled to the immediate remedy of an interim, interlocutory and permanent injunction as well as an accounting of all profits arising out of any breach by the Employee.

                          ARTICLE 5 - NON-COMPETITION

5.1  Non-Competition

The Employee shall not, while employed by the Company or:

     (a) for the two (2) year period following the termination of his/her employment if the Employee initiated the termination; or

     (b) for the twelve (12) month period following the termination of this employment if the Company initiated the termination, whether with or without Cause,

directly or indirectly, either individually or in partnership or in conjunction in any way with any person or persons, whether as principal, agent, employee, consultant, advisor, shareholder, director, guarantor, creditor or in any other manner whatsoever:

     (c) solicit, interfere with or endeavour to entice away from the Company or its affiliates, accept any business from or the patronage of or render any service to, sell to or contract or attempt to contract with any person, firm or corporation who was a client, customer or supplier of the Company, its affiliates or associates or a prospective client, customer or supplier of the Company, its affiliates or associates with whom the Company, its affiliates or associates have had any dealing, to the extent that such business, patronage, service, or contract is competitive with the business of the Company;

     (d) offer employment to or endeavour to entice away from the Company or its affiliates, any person employed by the Company or its affiliates at the date of the termination of his/her employment, or who was so employed at any time during the previous twelve (12) month period or interfere in any way with the employment relationship between any such employee and the Company or its affiliates; or

     (e) engage in, carry on or otherwise be concerned with or have any interest in, or advise, lend money to, guarantee the debts or obligations of, permit his/her name, or any part thereof, to be used or employed by any person, firm, association, syndicate or corporation engaged in or concerned with or having any interest in a business which is the same as or substantially the same as or competes with the Company's business (Competitive Business).

5.2  Covenants are Reasonable

The Employee has and will have specific knowledge of the affairs of the Company and its business, including Confidential Information. Therefore, the Employee hereby acknowledges and agrees that all covenants, provisions and restrictions contained in this Article are reasonable, necessary and valid in the circumstances of this Agreement (including the time and geographic limitations) and all defences to the strict enforcement thereof by the Company or its affiliates are hereby waived. The Employee acknowledges and agrees that any breach by the Employee of the covenants, provisions and restrictions contained in this Article during the term of his/her employment shall constitute Cause for termination.

5.3  Revision to Restrictions

If the provisions of this Article 5 are ever adjudicated to exceed the limitations on time or geographic scope permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic scope permitted by applicable law.

5.4  Portfolio Exception

Notwithstanding the foregoing, nothing in this Agreement shall prevent the Employee from acquiring and holding, directly or indirectly (and including the holdings of any other person not acting at arm's length with the Employee (as defined in the Income Tax Act (Canada)) not more than five percent (5%) of the outstanding share of any corporation engaged in a Competitive Business if such shares are listed on a stock exchange, provided that the Employee is not a member of the board of directors or an officer or employee of, or consultant to, or otherwise involved with, directly or indirectly, such corporation.

                          ARTICLE 6 - CONFIDENTIALITY

6.1  Confidentiality

The Employee acknowledges and agrees that the Confidential Information as defined in Article 4 is the exclusive property of the Company and its affiliates and that such property is being held by the Employee in trust for the Company. Except as may be required in the course of carrying out his/her duties hereunder, the Employee covenants and agrees that the Employee will not disclose (directly or indirectly) any of the Confidential Information to any person, other than to the directors, officers or employees of the Company, nor will the Employee disclose, for any purpose other than for the purpose of the Company, the private affairs of the Company or any other information which the Employee may acquire during his/her employment with respect to the business and affairs of the Company.

6.2  Permitted Disclosure

Notwithstanding Section 6.1, the Employee shall be entitled to disclose such Confidential Information if required pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that the Employee shall first have:

     (a)  promptly notified the Company of the request to make such disclosure;

     (b) consulted with the Company on the advisability of taking steps to resist such requirements; and

     (c) if the disclosure is required or deemed advisable, co-operate with the Company in an attempt to obtain an order or other assurance that such information will be accorded confidential treatment.

6.2  Remedies of Company

Nothing in this Article 6 shall be construed as limiting or impair in any way any of the rights of the Company whether at law, in equity or otherwise against the Employee with respect to the disclosure, use or exploitation in any manner whatsoever to any person or for any purpose, as the case may be, of any of the Confidential Information.

6.3  Obligations Survive in Perpetuity

The obligations of the Employee under this Article 6 shall continue during the course of his/her employment with the Company and, unless otherwise authorized in writing by the Company, shall survive the termination of this Agreement, regardless of which party initiated the termination and whether with or without Cause.

                       ARTICLE 7 - INTELLECTUAL PROPERTY

7.1  Inventions

The Company shall be the sole owner of all of the products and proceeds of the Employee's services as an Employee of the Company, whether before or after the date of this Agreement, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, writings, arrangements, packages, programs, trade secrets, discoveries, research materials, data bases and other intellectual property that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment by the Company, whether before or after the date of this Agreement, including any and all inventions and improvements relating or in any way appertaining to or connected with the business of the Company free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever. The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties, including all such applications, assignments and other instruments with which the Company shall deem necessary in order to apply for and obtain patents in Canada or foreign countries for such inventions or improvements and in order to assign and convey to the Company the sole and exclusive right, title and interest in the inventions or improvements, all expenses in connection therewith to be borne by the Company. The Employee's obligation to execute such documents shall continue beyond the termination of the period of his/her employment with respect to any and all such properties, inventions or improvements.

7.2  Career Opportunities

Any business opportunities related to the business of the Company and its affiliates which become known to the Employee during his/her employment with the Company must be fully disclosed and made available to the Company by the Employee. The Employee agrees not to take or attempt to take any action if the result will be to divert from the Company any opportunity which is within the scope of the Company's business or that of its affiliates.

7.3  Disclosure

During the employment period, the Employee shall promptly disclose to the board of directors of the Company full information, concerning any material interest, direct or indirect, of the Employee (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his/her family in any business that is reasonably known to the Employee, to purchase or otherwise obtain a material amount of services or products from, or to sell or otherwise provide services or products to the Company and its affiliates or to any of their suppliers or customers.

                              ARTICLE 8 - NOTICES

8.1  Notices

Any notice, direction or other communication to be given under this Agreement or any ancillary agreement shall be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

If to the Employee at:
1883 Seldon Street
Halifax, Nova Scotia
B3H 3X3

Telephone: 423-2617


If to the Company at:

6 Antares Drive, Phase 3, Suite 101
Nepean, Ontario
K2E 8A9

Telephone: (613) 225-8446
Fax: (613) 225-0721

8.2  Timing

Any communication shall be deemed to have been validly and effectively given (i) if personally delivered, and the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (Halifax time) and otherwise on the next business day: or (ii) if transmitted by telecopy or similar means of recorded communication on the business day following the date of transmission. Any party may change its address for service from time to timely notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

                              ARTICLE 9 - GENERAL

9.1  Amendment and Waiver

This Agreement may not be amended, supplemented or waived except in writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

9.2  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

9.3  Severability

If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

9.4  No Restriction on Conduct of Business

Nothing in this Agreement shall restrict the Company in the conduct of its business and affairs and, without limiting the generality of the foregoing, the Company shall be free to sell any or all of its assets, to merge, amalgamate or combine its business with the business of any other person or to discontinue the business, and no such event shall constitute a breach of the Company's obligations hereunder.

9.5  Successors

This Agreement shall be binding on and ensure to the benefit of the successors and assigns of the Company and the heirs and executors of the Employee.

9.6  Entire Agreement

This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment arrangement addressed herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to such subject matter.

9.7  Legal Advice

The Employee hereby represents and warrants to the Company and acknowledges and agrees that he had the opportunity to seek and was encouraged by the Company to seek independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his/her failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his/her obligations under this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED and DELIVERED  )
                                    )
                                    )     ___________________________________
in the presence of:                 )     JAMES ENMAN
                                    )
                                    )     THINWEB SOFTWARE INCORPORATED
                                    )
                                    )     per:________________________________
                                    )
                                    )
                                    )     per:________________________________

                                 SCHEDULE "A"

                                EMPLOYEE DUTIES



     Employee is engaged as Vice-President of Corporate Affairs and General Counsel and shall perform all duties normally associated with such a position and any duties reasonably ancillary thereto.

                                 SCHEDULE "B"

                               EMPLOYEE BENEFITS


     Company group health and insurance benefits plan (currently through Sun
Life).

     Employee stock option plan.